Exhibit 99.8

August 15, 2008

Clean Energy

3020 Old Ranch Parkway, Suite 200

Seal Beach, CA  90740

Attention:  Andrew Littlefair

Re:                               Subordination of Management Fees

Ladies and Gentlemen:

Reference is made to (a) the Loan Agreement dated as of August 15, 2008 (as amended, restated, extended, supplemented, or otherwise modified from time to time, the “Loan Agreement”), between CE Dallas Renewables LLC, a Delaware limited liability company (“Borrower”), and Clean Energy, a California corporation (“Lender”), and (b) any and all debts, obligations or liabilities now or hereafter existing, absolute or contingent of Borrower, any of its subsidiaries or affiliates, or any successors or assigns of such parties (collectively, the “Borrower Group”), to Lender under the Loan Agreement and each of the documents executed in connection therewith, whether voluntary or involuntary, whether due or not due, or whether incurred direectly or indirectly or acquired by Lender by assignment or otherwise, are collectively referred to herein as the “Obligations.”  All other capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

In order to induce you to extend credit to Borrower under the Loan Agreement, the undersigned by executing this letter agreement hereby represents, warrants, covenants and agrees for your benefit that:

1.                                       All management, consulting or similar fees or compensation (collectively, “Management Fees”) paid or payable directly or indirectly to the undersigned and/or any of its respective officers, employees, subsidiaries and affiliates (collectively, the “Management Group”) by the Borrower Group, shall be and hereby are subordinated to all amounts now or hereafter owing to you in connection with the Obligations, and the payment thereof is deferred until the payment of all such Obligations in full in cash, the termination of the lending commitments under the Loan Agreement and the cash collateralization (or termination by other means) of all outstanding letters of credit issued in connection with the Loan Agreement; provided that the Management Group may collect from and enforce against the Borrower Group such Management Fees as are permitted to be paid under Section 6.1 of the Loan Agreement, in the amounts and at the times specified therein.

2.                                       Except as set forth in paragraph 1 above, the Management Group shall not accept or receive, by setoff or in any other manner, any Management Fees from the Borrower Group and, except to the extent set forth in paragraph 1 above, any Management Fees received by the Management Group shall be held in trust for the benefit of Lender.

3.                                       Except to the extent permitted under the Loan Agreement, no member of the Management Group has entered into or shall, or shall be permitted to, enter into or be a party to any management, consulting or similar agreement with any member of the Borrower Group.

4.                                       It is hereby expressly acknowledged that following the consummation of the DCE Restructure (as defined in the Loan Agreement), Dallas Clean Energy LLC, a Delaware limited liability company (“DCE”) shall assume all of Borrower’s obligations under the Loan Agreement and all instruments, documents, and agreements executed in connection therewith, including, without limitation, this letter agreement.  Following such restructure, DCE shall be deemed to be a member of the Borrower Group and shall be bound by the terms of this letter agreement.

5.                                       This letter agreement is binding on the successors and assignees of each of the parties hereto.  Any and all provisions of the Loan Agreement which pertain to documents executed in connection therewith generally, shall be applicable to this letter agreement.  This letter agreement shall be governed by and construed in accordance with the laws of California, provided that to the extent that Lender has greater rights or remedies under federal law, this section shall not be deemed to deprive Lender of such rights and remedies as may be available under federal law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has duly executed this letter agreement on behalf of itself and its affiliates as of the date first written above.

Very truly yours,

CAMBRIAN ENERGY MCCOMMAS BLUFF LLC,
a Delaware limited liability company

By:	/s/ Evan G. Williams
Name:	Evan G. Williams
Title:	Manager

ACKNOWLEDGED AND AGREED TO:

CE DALLAS RENEWABLES LLC,
a Delaware limited liability company

By:	Cambrian Energy Management LLC,
a Delaware limited liability company,
its Management Company

	By:	/s/ Evan G. Williams
	Name:	Evan G. Williams
	Title:	Manager

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